EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Peoples Energy Corporation's Form S-3 Registration Statement filed on or about September 28, 2001 of our report dated October 27, 2000 included (or incorporated by reference) in Peoples Energy Corporation's Form 10-K for the year ended September 30, 2000 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Chicago, Illinois
September 28, 2001